WARRANT TO PURCHASE SHARES OF COMMON STOCK
                   VOID AFTER 5:00 P.M., EASTERN STANDARD TIME
                              ON NOVEMBER 1, 1999

No. MW-                       MAID SYSTEMS LTD.                _________WARRANTS

        INCORPORATED UNDER THE LAWS OF ONTARIO, CANADA         CUSIP 593179 11 2


THIS CERTIFIES THAT, for value received,




        or registered assigns (the "Warrant Holder") is entitled to purchase, subject to the terms and conditions hereof commencing on the date of issuance of this Warrant and until 5:00 P.M. Eastern Standard Time, on November 1, 1999, but not thereafter, to purchase the number of fully paid and nonassessable shares of Common Stock (no par value per share) of Miad Systems Ltd. (the "Company") as set forth above at a price of One Dollar ($1.00) per share by surrendering this Warrant Certificate to the Warrant Agent with the form of subscription duly executed at the office of the Warrant Agent, P.O. Box 361, Holbrook, NY 11741-0361 or 38 Dorchester Rd., Ronkonkoma, NY 11779, or at the office of its successor Agent, and by payment in full by certified check, bank draft, or postal or express money order payable in United States dollars, to the order of the Company of the exercise price for each share of Common Stock as to which this Warrant Certificate is being exercised.
        In case the Warrant Holder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased hereunder, a new Warrant Certificate for the balance shall be countersigned and delivered to the Warrant Holder upon surrender of the Warrant. No fraction of a share which would otherwise be purchasable on the exercise of a Warrant shall be issued but will be rounded up the next whole interest if the interest exceeds one-half of a share of common stock, otherwise the fractional interest will be rounded down to the nearest whole interest as set forth in the Warrant Agreement.
        Every Warrant Holder, by accepting this Warrant, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of this Warrant, that until this Warrant is transferred on the books of the Company or Warrant Agent if any, the Company and/or Warrant Agent may treat the registered holder hereof as the absolute holder hereof for all purposes notwithstanding any notice to the contrary.
        This Warrant shall shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatsoever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.
        Appropriate adjustment shall be made in the number of shares deliverable upon the exercise of this Warrant or the price per share to be paid so as to maintain the proportionate interest of each Warrant Holder in the event of (a) recapitalization of the Company through a split-up of the outstanding shares of common stock of the Company or a combination of the outstanding shares into a lesser number; (b) declaration of a dividend on the Common Stock of the Company payable in Common Stock or securities convertible into common stock, occurring hereafter.
        In case the Company, or any successor, shall be consolidated or merged with another company, or substantially all of its assets shall be sold to another company in exchange for stock with the view to distributing such stock to its stockholders, each share of stock purchasable by this Warrant shall be replaced for the purposes hereof by the securities or property issuable or distributable in respect of one share of Common Stock of this Company, or its successors, upon such consolidation, merger, or sale and adequate provision to that effect shall be made at the time thereof.
         This Warrant is exchangeable upon the surrender hereof by the registered owner to the Company for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the registered owner at the time of such surrender.
         Except as otherwise above provided, this Warrant and all rights hereunder are transferable by the registered owner hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant, properly endorsed to the Company.
         This Warrant shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.
IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chairman, President or Vice President, by manual or facsimile signature, and a facsimile of its corporate seal to be affixed or imprinted hereon.

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                                                                MAID SYSTEMS LTD.

Dated:                        , 1999
     -------------------------
Countersigned:
        MANHATTAN TRANSFER REGISTRAR CO.                       By:   /s/ MAS Green
                                                                   -----------------------------
                           Warrant Agent                                 President

                                              [SEAL]
By:
   -----------------------------------                         Attest: /s/ A Green
                  Authorized Signature                                 -------------------------
                                                                              Secretary
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